Filed Pursuant to Rule 424(b)(3)

Registration No. 333-264824

PROSPECTUS

22,666,668 Shares of Common Stock

This prospectus relates to the possible resale from time to time of up to 22,666,668 shares of our common stock, par value $0.001 per share, which are held by, or may be issued to, the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of any shares offered by this prospectus.

On May 3, 2022, pursuant to a Securities Purchase Agreement we entered into with the selling stockholders on April 29, 2022, we sold to the selling stockholders (i) 2,991,669 shares of our common stock and pre-funded warrants to purchase 4,563,887 shares of common stock, and (ii) accompanying warrants (or common warrants) to purchase 15,111,112 shares of common stock, in a transaction in which we raised gross cash proceeds of approximately $17,000,000. This prospectus covers all of the shares issued or issuable, to the selling stockholders in that transaction, including the shares of common stock underlying the common warrants and pre-funded warrants issued to the selling stockholders.

The registration of shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any shares of our common stock. The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution” beginning on page 13 of this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is quoted for trading on the Nasdaq Capital Market under the symbol “CELZ”. On May 18, 2022, the last reported sales price for our common stock was $1.57 per share.

Investing in our shares of common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2022

2

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (“Securities Act”). Under this registration process, the selling stockholders named in this prospectus may offer or sell shares of our common stock in one or more offerings from time to time. Each time the selling stockholders named in this prospectus (or in any supplement to this prospectus) sells shares of our common stock under the registration statement of which this prospectus is a part, such selling stockholders must provide a copy of this prospectus and any applicable prospectus supplement, to a potential purchaser, as required by law.

 In certain circumstances we may provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page 14 of this prospectus.

 Neither we nor the selling stockholders have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the selling stockholders will make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

 Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable.

 Unless the context otherwise indicates, the terms “Company,” “we,” “us,” and “our” as used in this prospectus refer to Creative Medical Technology Holdings, Inc., a Nevada corporation and its subsidiaries.

3

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus, including “Risk Factors” and our most recent consolidated financial statements and related notes.

About Creative Medical Technology Holdings, Inc.

We are a commercial stage biotechnology company focused on immunology, urology, neurology and orthopedics using adult stem cell treatments and interrelated regenerative technologies for the treatment of multiple indications. Our existing and pipeline of therapies and products include of the following:

Our subsidiary, Creative Medical Technologies, Inc. (“CMT”), was originally created to monetize U.S. Patent No. 8,372,797 and related intellectual property related to the treatment of erectile dysfunction (“ED”), which it acquired in February 2016. Subsequently, we have expanded our development and acquisition of intellectual property beyond urology to include therapeutic treatments utilizing “re-programmed” stem cells, and the treatment of neurologic disorders, lower back pain, type 1 diabetes, and heart, liver, kidney and other diseases using various types of stem cells through our ImmCelz, Inc., StemSpine, Inc. and AmnioStem LLC subsidiaries. However, neither ImmCelz Inc., StemSpine Inc. nor AmnioStem LLC have commenced commercial activities.

We currently conduct substantially all of our commercial operations through CMT, which markets and sells our CaverStem® and FemCelz® disposable kits utilized by physicians to perform autologous procedures that treat erectile dysfunction and female sexual dysfunction, respectively. Our CaverStem® and FemCelz® kits are currently available through physicians at eight locations in the United States.

In addition to our CaverStem® and FemCelz® products, we are currently in the process of recruiting clinical sites for our StemSpine® Regenerative Stem Cell Procedure for the Treatment of Degenerative Disc Disease. Our StemSpine® treatment is an autologous procedure that utilizes a patient’s own stem cells to treat lower back pain.

In 2020, through our ImmCelz Inc. subsidiary, we began exploring the development of treatments that utilize a patient’s own extracted immune cells that are then “reprogrammed” by culturing them outside the patient’s body with optimized stem cells. The immune cells are then re-injected into the patient from whom they were extracted. We believe this process endows the immune cells with regenerative properties that may be suitable for the treatment of stroke victims, among other indications. In contrast to other stem cell-based approaches, the immune cells are significantly smaller in size than stem cells and are believed to more effectively penetrate areas of the damaged tissues and induce regeneration.

We are currently primarily focused on expanding the commercial sale and use of our CaverStem® and FemCelz® products by physicians in the United States and Europe, and commercializing our StemSpine® treatment for lower back pain. We also recently filed an Investigational New Drug (IND) application with the FDA to treat stroke utilizing our ImmCelzTM technology, and in March 2022 we entered into a Master Collaboration Agreement with the University of Miami to support the development and commercialization of ImmCelzTM. In the future, subject to the availability of capital, we will seek to further develop additional therapeutic products that utilize our proprietary intellectual property.

4

Our Recent Private Placement

On May 3, 2022, we completed the sale of (i) 2,991,669 shares of our common stock and pre-funded warrants to purchase 4,563,887 shares of our common stock, and (ii) accompanying common warrants (or common warrant) to purchase 15,111,112 shares of our common stock, at a combined offering price of $2.25 per share of common stock/pre-funded warrant and related common warrants, to the selling stockholders, pursuant to a Securities Purchase Agreement dated as of April 29, 2022, resulting in gross proceeds to us of approximately $17,000,000. The transaction was effected pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) promulgated thereunder.

The common warrants have a five-year term, and an exercise price of $2.00 per share. The pre-funded warrants do not expire, and have an exercise price of $0.0001 per share. Roth Capital Partners acted as sole placement agent for the offering. We paid Roth a placement agent fee in the amount $1,360,000, and issued Roth a warrant to purchase 1,133,333 shares of common stock with the same terms as the common warrants issued to the purchasers.

We entered into a Registration Rights Agreement with the selling stockholder pursuant to which we agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the shares of common stock issued in the offering and the shares of common stock underlying the common warrants and pre-funded warrants. The registration statement of which this prospectus is a part has been filed to satisfy this obligation. Under the terms of the Registration Rights Agreement, we agreed to use our best efforts to cause this registration statement to be declared effective by the SEC within 30 calendar days following the date of Securities Purchase Agreement. If we fail to meet the specified filing deadlines or keep the registration statement effective as required by the Registration Rights Agreement, we will be required to pay liquidated damages to the selling stockholders. We also agreed, among other things, to indemnify the selling stockholders from certain liabilities and to pay all fees and expenses incident to our performance of or compliance with the Registration Rights Agreement.

The Offering

Common stock to be offered by the selling stockholders:	Up to 22,666,668 shares

Common stock to be outstanding after the offering:	29,181,391 shares (based on 6,514,723 shares outstanding prior to the offering, and assuming the exercise of all of the Warrants)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds” beginning on page 8 of this prospectus.

Risk factors:

You should read the “Risk Factors” beginning on page 7 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference in this prospectus, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Stock exchange listing:	Our common stock is listed on the Nasdaq Capital Market under the symbol “CELZ”

5

CAUTIONARY NOTE REGARDING FORWARD‑LOOKING STATEMENTS

The information contained in this prospectus contains certain forward-looking statements.  All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words “anticipate,” “believe,” “estimate,” “will,” “may,” “future,” “plan,” “intend” and “expect” and similar expressions generally identify forward-looking statements.  These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved.  Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:  our history of losses; our inability to receive regulatory approval for our products; later discovery of previously unknown problems; reliance on third parties; competition between us and other companies in the industry; delays in the development of products; our ability to raise additional capital; continued services of our executive management team; and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption “Risk Factors” on page 7 of this prospectus.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing.  Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

6

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for our year ended June December 31, 2021, which is incorporated herein by reference in its entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference, as well as those risk factors described in any applicable prospectus supplement. If any of the risks or uncertainties described in those risk factors actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations and prospects and could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

7

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of our common stock described in the section entitled “Selling Stockholders,” beginning on page 9 of this prospectus, to resell such shares. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholders. We will receive proceeds from any cash exercise of warrants, which will be used for working capital and general corporate purposes.

 We will bear all expenses incurred in connection with the performance of our obligations under the Registration Rights Agreement and will reimburse the selling stockholders for the reasonable fees and disbursements of one firm or counsel to act as counsel for the selling stockholders in connection with this offering.

8

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders upon exercise of the pre-funded warrants and common warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “Our Recent Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of May 4, 2022, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders in the “Our Recent Private Placement” described above and (ii) the maximum number of shares of common stock issuable upon exercise of the pre-funded warrants and related common warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the common warrants, pre-funded warrants and other warrants held by selling stockholders, a selling stockholder may not exercise any such warrant to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination, shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After the Offering
Armistice Capital Master Fund Ltd. (1)	16,866,661	16,241,661	625,000	2.1%
Hudson Bay Master Fund Ltd. (2)	1,902,793	1,333,335	569,458	2.0%
Anson Investments Master Fund LP (3)	6466,960	400,002	266,958	*
Bigger Capital Fund, LP (4)	681,349	450,000	231,349	*
District 2 Capital Fund LP (5)	906,349	675,000	231,349	*
Empery Asset Master Ltd (6)	457,524	342,831	114,693	*
Empery Tax Efficient, LP (7)	159,041	106,416	52,625	*
Empery Tax Efficient III, LP (8)	225,945	217,422	8,523	*
Altium Growth Fund, LP (9)	781,794	333,336	448,458	1.5%
L1 Capital Global Opportunities Master Fund (10)	527,456	199,998	327,458	1.1%
Boothbay Absolute Return Strategies, LP (11)	198,897	176,640	22,257	*
Boothbay Diversified Alpha Master Fund LP (12)	101,370	90,027	11,343	*
Kingsbrook Opportunities Master Fund LP (13)	83,366	66,666	16,700	*
CVI Investments, Inc. (14)	1,311,955	900,000	411,955	1.4%
Intracoastal Capital, LLC (15)	572,533	466,668	105,865	*
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (16)	331,741	200,001	131,740	*
Auctus Fund, LLC (17)	554,034	333,333	220,701	*
Fourth Man, LLC (18)	190,452	133,332	57,120	*

* Denotes less than 1%.

9

(1)

Consists of 850,000 shares of common stock, pre-funded warrants to purchase 4,563,887 shares of common stock and common warrants to purchase 10,827,774 shares of common stock issued in our recent private placement, along with warrants to purchase 625,000 shares of common stock not offered hereby that were acquired prior to our recent private placement. Steven Boyd has voting and dispositive power over securities of the Company held by Armistice Capital Master Fund Ltd. The address for Armistice Capital Master Fund Ltd. is 510 Madison Ave, 7th Floor, New York, NY 10022.

(2)

Consists of 444,445 shares of common stock and common warrants to purchase 888,890 shares of common stock issued in our recent private placement, along with warrants to purchase 569,458 shares of common stock not offered hereby that were acquired prior to our recent private placement. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address for Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.

(3)

Consists of 133,334 shares of common stock and common warrants to purchase 266,668 shares of common stock issued in our recent private placement, along with warrants to purchase 266,958 shares of common stock not offered hereby that were acquired prior to our recent private placement. Bruce Winson, as the managing member of the general partner of the co-investment advisor of Anson Investments Master Fund LP, and Moez Kassam and Amin Nathoo, as directors of the co-investment advisor of Anson Investments Master Fund LP, have voting and dispositive power over securities of the Company held by Anson Investments Master Fund LP. The address for Anson Investments Master Fund LP is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)

Consists of 150,000 shares of common stock and common warrants to purchase 300,000 shares of common stock issued in our recent private placement, along with warrants to purchase 231,349 shares of common stock not offered hereby that were acquired prior to our recent private placement. Michael Bigger, as the managing member of the general partner of Bigger Capital Fund, LP, has voting and dispositive power over securities of the Company held by Bigger Capital Fund, LP. The address for Bigger Capital Fund, LP is 11700 W Charleston Blvd 170-659, Las Vegas Nevada 89135.

(5)

Consists of 225,000 shares of common stock and common warrants to purchase 450,000 shares of common stock issued in our recent private placement, along with warrants to purchase 231,349 shares of common stock not offered hereby that were acquired prior to our recent private placement. Michael Bigger, as the managing member of the general partner of District 2 Capital Fund LP, has voting and dispositive power over securities of the Company held by Bigger Capital Fund, LP. The address for District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, NY 11743.

(6)

Consists of 114,277 shares of common stock and common warrants to purchase 228,554 shares of common stock issued in our recent private placement, along with warrants to purchase 114,693 shares of common stock not offered hereby that were acquired prior to our recent private placement. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address for Empery Asset Master Ltd is c/o Empery Asset Management LP, 1 Rockefeller Plaza Suite 1205, New York, NY 10020.

10

(7)

Consists of 35,472 shares of common stock and common warrants to purchase 70,944 shares of common stock issued in our recent private placement, along with warrants to purchase 52,625 shares of common stock not offered hereby that were acquired prior to our recent private placement. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address for Empery Tax Efficient LP is c/o Empery Asset Management LP, 1 Rockefeller Plaza Suite 1205, New York, NY 10020.

(8)

Consists of 72,474 shares of common stock and common warrants to purchase 144,948 shares of common stock issued in our recent private placement, along with warrants to purchase 8,523 shares of common stock not offered hereby that were acquired prior to our recent private placement. Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address for Empery Tax Efficient III, LP is c/o Empery Asset Management LP, 1 Rockefeller Plaza Suite 1205, New York, NY 10020.

(9)

Consists of 111,112 shares of common stock and common warrants to purchase 222,224 shares of common stock issued in our recent private placement, along with warrants to purchase 448,458 shares of common stock not offered hereby that were acquired prior to our recent private placement. Jacob Gottlieb, as the managing member of the general partner of Altium Growth Fund, LP, has voting and dispositive power over securities of the Company held by Altium Growth Fund, LP. The address for Altium Growth Fund, LP is 152 West 57th Street, 20th Floor, New York, NY 10019.

(10)

Consists of 66,666 shares of common stock and common warrants to purchase 133,332 shares of common stock issued in our recent private placement, along with warrants to purchase 327,458 shares of common stock not offered hereby that were acquired prior to our recent private placement. David Feldman, as portfolio manager, has voting and dispositive power over securities of the Company held by L1 Capital Global Opportunities Master Fund. The address for L1 Capital Global Opportunities Master Fund is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman Islands.

(11)

Consists of 58,880 shares of common stock and common warrants to purchase 117,760 shares of common stock issued in our recent private placement, along with warrants to purchase 22,257 shares of common stock not offered hereby that were acquired prior to our recent private placement. Ari Glass, as the managing member Boothbay Fund Management, LLC, the investment manager of Boothbay Absolute Return Strategies, LP, has voting and dispositive power over securities of the Company held by Boothbay Absolute Return Strategies, LP. The address for Boothbay Absolute Return Strategies, LP is 140 East 45th Street, 14th Floor, New York, NY 10017.

(12)

Consists of 30,009 shares of common stock and common warrants to purchase 60,018 shares of common stock issued in our recent private placement, along with warrants to purchase 11,343 shares of common stock not offered hereby that were acquired prior to our recent private placement. Ari Glass, as the managing member Boothbay Fund Management, LLC, the investment manager of Boothbay Diversified Alpha Master Fund LP, has voting and dispositive power over securities of the Company held by Boothbay Diversified Alpha Master Fund LP. The address for Boothbay Diversified Alpha Master Fund LP is 140 East 45th Street, 14th Floor, New York, NY 10017.

(13)

Consists of 22,222 shares of common stock and common warrants to purchase 44,444 shares of common stock issued in our recent private placement, along with warrants to purchase 16,700 shares of common stock not offered hereby that were acquired prior to our recent private placement. Ari J. Storch, Adam J. Chill and Scott M. Wallace, as the managing members of the investment manager of Kingsbrook Opportunities Master Fund LP, have voting and dispositive power over securities of the Company held by Kingsbrook Opportunities Master Fund LP. The address for Kingsbrook Opportunities Master Fund LP is 689 Fifth Avenue, 125th Floor, New York, NY 10022.

11

(14)

Consists of 300,000 shares of common stock and common warrants to purchase 600,000 shares of common stock issued in our recent private placement, along with warrants to purchase 411,955 shares of common stock not offered hereby that were acquired prior to our recent private placement. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The address for CVI Investments, Inc. is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(15)

Consists of 155,556 shares of common stock and common warrants to purchase 311,112 shares of common stock issued in our recent private placement, along with warrants to purchase 105,865 shares of common stock not offered hereby that were acquired prior to our recent private placement. Mitchell P. Kopin and Daniel B. Asher, as managers, have voting and dispositive power over securities of the Company held by Intracoastal Capital, LLC. The address for Intracoastal Capital, LLC is 245 Palm Trail, Delray Beach, FL 33483.

(16)

Consists of 66,667 shares of common stock and common warrants to purchase 133,334 shares of common stock issued in our recent private placement, along with warrants to purchase 131,740 shares of common stock not offered hereby that were acquired prior to our recent private placement. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B. Waqas Khatri is the managing member of Ayrton Capital LLC and in his capacity as director of Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B. The address for Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is c/o Ayrton Capital LLC, 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(17)

Consists of 111,111 shares of common stock and common warrants to purchase 222,222 shares of common stock issued in our recent private placement, along with warrants to purchase 220,701 shares of common stock not offered hereby that were acquired prior to our recent private placement. Each of Alfred Sollami and Louis Posner have voting and dispositive power over securities of the Company held by Auctus Fund, LLC. The address for Auctus Fund, LLC is 545 Boylston Street, Boston MA 02116.

(18)

Consists of 44,444 shares of common stock and common warrants to purchase 88,888 shares of common stock issued in our recent private placement, along with 7,000 shares of common stock and warrants to purchase 50,120 shares of common stock not offered hereby that were purchased in prior offerings of our securities. Edward H. Deese and Kenneth G, Hall, as the managing members of Fourth Man, LLC, has voting and dispositive power over securities of the Company held by Fourth Man, LLC. The address for Fourth Man, LLC is 21520 Yorba Linda Blvd., Suite G PMB 335, Yorba Linda, CA 92887.

12

PLAN OF DISTRIBUTION

Each selling stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

13

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus has been passed upon for us by Fox Rothschild LLP.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Haynie & Company, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC, which are available to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 30, 2022;

•	the Amendment to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022.

•	our Current Report on Form 8-K filed with the SEC on May 4, 2022.

•	the description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on December 2, 2021.

14

We also incorporate by reference any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, and after the date of this prospectus, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such request may be directed to:

Creative Medical Technology Holdings, Inc.

211 E Osborn Road

Phoenix, Arizona 85012

(480) 399-2822

Attention: Chief Executive Officer

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain or incorporate by reference all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

15

22,666,668

Shares of Common Stock

__________________________

PROSPECTUS

__________________________